UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2019, Atlas Air Worldwide Holdings, Inc. (the “Company”) announced that William J. Flynn, age 65, will transition from his role as the Company’s President and Chief Executive Officer. Pursuant to notice delivered on June 28, 2019, effective as of July 1, 2019, Mr. Flynn will step down as President of the Company and, effective as of January 1, 2020 (the “Transition Date”), he will retire from his position as Chief Executive Officer of the Company. At that time, Mr. Flynn will also cease to serve as an executive, officer or employee of any subsidiary or affiliate of the Company. In connection with Mr. Flynn’s transition, the Company has appointed John W. Dietrich, the Company’s current Executive Vice President and Chief Operating Officer, to serve as its President and Chief Operating Officer, effective as of July 1, 2019, and as its President and Chief Executive Officer, effective as of the Transition Date.

Following his retirement as President of the Company, Mr. Flynn will continue to serve as a director on the Board of Directors of the Company (the “Board”). As of the Transition Date, Mr. Flynn will assume the role of Chairman of the Board, and Robert F. Agnew, the current Chairman of the Board, will serve as the Lead Independent Director of the Board. Also as of the Transition Date, Mr. Dietrich will be appointed as a director of the Company and the Board will be increased to a total of 11 members.

Mr. Dietrich, age 54, has been Executive Vice President and Chief Operating Officer of the Company since September 2006. In addition, he was named President and Chief Operating Officer of Atlas Air, Inc. (“Atlas Air”) effective October 2014. Mr. Dietrich was Senior Vice President, General Counsel and Chief Human Resources Officer of the Company from February 2004 to September 2006. He was named Vice President and General Counsel of the Company in March 2003, where he was also responsible for the Company’s Human Resources and Corporate Communications functions. Mr. Dietrich joined the Company in 1999 as Associate General Counsel. Prior to joining the Company, he was an attorney at United Airlines from 1992 to 1999, where he provided legal counsel to all levels of management. He also serves as Chairman of the National Defense Transportation Association and on the Board of the National Air Courier Association. Mr. Dietrich earned a Bachelors of Science degree from Southern Illinois University and received his Juris Doctorate, cum laude, from John Marshall Law School. He is a member of the New York, Illinois and Colorado Bars.

There are no arrangements or understandings between Mr. Dietrich and any other person pursuant to which Mr. Dietrich was appointed as President and Chief Executive Officer or as a director, and Mr. Dietrich is not currently expected to serve on any of the standing committees of the Board. Mr. Dietrich does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Dietrich

In connection with his promotion, Mr. Dietrich entered into a new employment agreement with Atlas Air (the “Employment Agreement”), effective as of July 1, 2019. Pursuant to the Employment Agreement, Mr. Dietrich will receive an annual base salary of $775,000 through the end of 2019 and, effective as of the Transition Date, an annual base salary of $850,000. In addition, as of July 1, 2019, Mr. Dietrich’s target bonus opportunity will be 100% of his annual base salary, with his annual bonus for 2019 calculated based on his previous salary and target bonus percentage for the first half of the year and his new annual base salary and target bonus opportunity from July 1, 2019 through the end of the year. In calendar year 2020, Mr. Dietrich will be eligible for a long-term incentive award with a target value equal to 375% of base salary.

Pursuant to the Employment Agreement, Mr. Dietrich will be entitled to severance benefits in connection with certain terminations of employment that are generally consistent with his current entitlements. In the event Mr. Dietrich’s employment is terminated by the Company without “cause,” by Mr. Dietrich for “good reason,” or due to death or “disability” (each as defined in the Employment Agreement), subject to him executing a general release of claims, Mr. Dietrich will be entitled to a lump sum payment equal to 24 months of his then current base salary. Due to his tenure with the Company, Mr. Dietrich will also be eligible to participate in the Company’s health plans until he becomes eligible for Medicare or is eligible to be covered by the health plan of a subsequent employer. In the event Mr. Dietrich’s employment is terminated by the Company without “cause” or by Mr. Dietrich for “good reason” within 12 months following a “change in control” of the Company (as defined in the Employment Agreement), Mr. Dietrich will be entitled to receive a lump sum payment equal to 36 months of his then current base salary. If, within the 6-month period immediately following a termination by the Company without “cause” or by Mr. Dietrich for “good reason,” a “change in control” of the Company occurs, then, in addition to the severance equal to 24 months of base salary described above, Mr. Dietrich will receive an additional lump sum payment equal to 12 months of his base salary.

The Employment Agreement additionally provides that Mr. Dietrich will be subject to perpetual confidentiality provisions, as well as two-year post-termination non-solicitation and one-year post-termination non-competition provisions.

Transition Agreement with Mr. Flynn

In connection with his retirement, Mr. Flynn entered into a transition agreement with the Company (the “Transition Agreement”), effective as of July 1, 2019, which restates Mr. Flynn’s current entitlements upon his retirement under the Company benefit plans and programs in which he participates. Pursuant to these benefit plans and programs, Mr. Flynn’s outstanding time-based restricted stock units will vest upon his retirement and be settled shortly thereafter and his outstanding performance-based restricted stock units and long-term cash incentive awards will remain outstanding and will vest based upon actual performance upon completion of the relevant performance cycles. Mr. Flynn will also be entitled to payment of a non-prorated annual bonus for 2019 based upon actual Company and individual performance, his full account balance under the Company’s 401(k) Restoration and Voluntary Deferral Plan, and a payment in respect of accrued but unused vacation.

In the Transition Agreement, Mr. Flynn reaffirms the two-year post-termination non-solicitation and one-year post-termination non-competition provisions in his employment agreement. The Transition Agreement also contains customary restrictive covenants related to trade secrets, confidential information, company property, and non-disparagement, and provides for Mr. Flynn to execute a general release of claims on his last day of employment.

Retention Agreements

In order to facilitate an effective leadership transition and to promote business continuity, each of the Company’s other named executive officers, Adam R. Kokas, Executive Vice President, General Counsel and Secretary, Spencer Schwartz, Executive Vice President and Chief Financial Officer, and Michael T. Steen, Executive Vice President and Chief Commercial Officer, was granted a retention bonus opportunity as follows: subject to continued employment, each recipient would become entitled to receive $500,000 as of December 31, 2020 and $1,000,000 as of December 31, 2021. Each executive would also be eligible to receive any unpaid portion of the retention bonus upon a termination by the Company without “cause,” by the executive for “good reason,” or upon the executive’s death or “disability” (in each case as such term is defined in the applicable award agreement).

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the changes to the Company’s leadership referred to above, the Board approved certain amendments to the Company’s Corporate Governance Principles (as amended, the “Amended Principles”), which shall be effective as of the Transition Date. Among other things, the Amended Principles provide that a Lead Independent Director may be appointed any time the Chairman of the Board is not an independent director. A copy of the Amended Principles is posted on the Company’s website at www.atlasairworldwide.com.

Item 9.01 Financial Statements and Exhibits

99.1	Atlas Air Worldwide Holdings, Inc. press release, dated July 2, 2019.

Exhibit Index

Exhibit No.	Description
99.1	Atlas Air Worldwide Holdings, Inc. press release, dated July 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

July 5, 2019	By:	/s/ Adam R. Kokas
		Name:	Adam R. Kokas
		Title:	Executive Vice President, General Counsel and Secretary